EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

Alternative Strategies Mutual Fund

Effective May 1, 2010, Ascentia Capital Partners,LLC entered into a Sub-Advisory Agreement with Armored Wolf, LLC.  The Sub-Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 189 to its registration statement on Form N-1A, filed on April 29, 2010, and is incorporated by reference.